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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Inberdon Enterprises Ltd. and Credit Trust s.a.l. hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.10 per share, of United States Lime & Minerals, Inc., and that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

                                           INBERDON ENTERPRISES LTD.

Date: August 15, 2003                      By: /s/ Elizabeth Sears
      ---------------                          ----------------------------
                                               Name:  Elzabeth Sears
                                               Title: Vice President

                                           CREDIT TRUST S.A.L.

Date: August 15, 2003                      By: /s/ M. Michael Owens
      ---------------                          ----------------------------
                                               Name:  M. Michael Owens
                                               Title: Authorized Representative